Exhibit 99.1

Press release

Allarity Therapeutics Announces Executive Leadership Transition

Board Appoints James G. Cullem, J.D., to Interim Chief Executive Officer,

Joan Y. Brown, CPA, to Interim Chief Financial Officer

Cambridge, MA, U.S.A. (June 29, 2022) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced an executive leadership transition. Effective immediately, the Company’s Board of Directors has appointed James G. Cullem, J.D., current Chief Business Officer, as interim Chief Executive Officer (CEO) and Joan Y. Brown, CPA, current Director of Financial Reporting, as interim Chief Financial Officer (CFO). Former CEO Steve R. Carchedi and CFO Jens Knudsen have stepped down from those roles to pursue other opportunities. The Board expects to name a permanent CEO and CFO in H1 2023.

Company co-founder Dr. Steen Knudsen, Ph.D., and Dr. Marie Foegh, M.D., will continue in their respective roles as Company’s Chief Scientific Officer and Chief Medical Officer. Company co-founder Thomas Jensen will serve in a new role as Senior Vice President of Investor Relations. Mr. Cullem and Mr. Jensen are expected to take seats on the Board of Directors.

“On behalf of the Board, we would like to express our appreciation and gratitude to both Steve and Jens for their contributions while at Allarity Therapeutics,” said Duncan Moore, Ph.D., Chairman of the Company’s Board.

Mr. Cullem has served with the Company’s senior management team since 2014. He most recently served as its Chief Business Officer, prior to which he served as Senior Vice President of Corporate Development. He is an experienced biotechnology executive and brings 20+ years of diverse experience in life sciences organizational management, business development and licensing, intellectual property technology transfer/commercialization, alliance management, and strategic planning as a member of various executive teams. During his tenure with Allarity, Mr. Cullem has been responsible for the identification and acquisition of most of the Company’s lead clinical oncology assets. He holds a B.S. in Biochemistry from The University of California at Davis, and earned his J.D. from The University of New Hampshire Franklin Pierce School of Law. He is a registered patent attorney before the United States Patent & Trademark Office.

Ms. Brown most recently served as the Company’s Director of Financial Reporting, a position she has held since 2021, where she assisted in the Company’s move to the U.S. Nasdaq. She brings 20+ years of financial and regulatory reporting and audit experience, including full cycle accounting, payroll, management, and Board reporting. Prior to joining Allarity, Ms. Brown served as a consultant to a range of public and private companies providing financial reporting and regulatory compliance services (including companies with assets and sales of >$500 million), and as Director of Prudential Supervision at the Financial Institutions Commission (FICOM) (Vancouver, BC, Canada). Ms. Brown is a registered Certified Public Accountant (CPA), a Chartered Accountant (Canada) and holds a bachelor’s degree in Business Administration from Simon Frasier University.

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive versus resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; and IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. for the treatment of second-line metastatic breast cancer and in Phase 2 development in Europe for the same indication. In addition, the Company has commercial interests in 2X-111, a liposomal formulation of doxorubicin ready for Phase 2 development in metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, which are being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements relating to the Company’s NDA submission for dovitinib and its PMA submission for the drug-specific DRP® companion diagnostic for dovitinib, any statements related to ongoing clinical trials for stenoparib for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

Company Contact:

Thomas Jensen

SVP of Investor Relations

investorrelations@allarity.com

Investor Relations:

Chuck Padala

LifeSci Advisors

+1 (646) 627-8390

chuck@lifesciadvisors.com

U.S. Media Contact:

Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com